UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Dot Hill Systems Corp.
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DOT HILL SYSTEMS CORP.

1351 South Sunset Street

Longmont, Colorado 80501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 7, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dot Hill Systems Corp., a Delaware corporation (the “Company”). The meeting will be held on May 7, 2012 at 8:30 a.m. local time at our office located at 1351 South Sunset St., Longmont, Colorado, 80501 for the following purposes:

1. To elect the two nominees for director named herein to hold office until the 2015 Annual Meeting of Stockholders.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 21, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be held on May 7, 2012 at 8:30 a.m. local time at 1351 South Sunset St., Longmont, Colorado, 80501.

The proxy statement and annual report to stockholders are available at http://www.proxyvote.com. The Board of Directors recommends that you vote FOR each of the proposals identified above.

By Order of the Board of Directors

/s/ DANA W. KAMMERSGARD

Dana W. Kammersgard
President and Chief Executive Officer

Longmont, Colorado

April 6, 2012

Our 2011 Annual Report, which includes financial statements, is being mailed with the proxy statement accompanying this notice. Kindly notify Dot Hill Systems Corp., Investor Relations Department, 1351 South Sunset Street, Longmont, CO 80501, telephone (800) 704-3171, if you did not receive a report and a copy will be sent to you.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as instructed in the proxy statement accompanying this notice as promptly as possible in order to ensure your representation at the meeting, or you may vote over the telephone or the internet by following the instructions in the proxy statement accompanying this notice on your proxy card. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DOT HILL SYSTEMS CORP.

1351 South Sunset Street

Longmont, Colorado 80501

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

In this proxy statement, “Dot Hill,” “the Company,” “we,” “us” and “our” refer to Dot Hill Systems Corp. and its wholly-owned subsidiaries.

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Dot Hill is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 6, 2012 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on May 7, 2012 at 8:30 am local time at our office located at 1351 South Sunset St., Longmont, Colorado, 80501. Directions to the annual meeting may be found at http://www.dothill.com/company/locations/ltc_directions.htm. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 21, 2012, the record date for the annual meeting, will be entitled to vote at the annual meeting. On this record date, there were 58,421,584 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 21, 2012 your shares were registered directly in your name with Dot Hill’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 21, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the Board of Directors’ nominees, Thomas H. Marmen and Roderick M. Sherwood, III, to hold office until the 2015 Annual Meeting of Stockholders;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission, or SEC, rules; and

•	Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 6, 2012 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 6, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dot Hill. Simply complete and mail the proxy card to ensure that your vote is counted.

Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 21, 2012, the record date for the annual meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director; “For” the advisory approval of the compensation of our named executive officers; and “For” the ratification of the selection of Deloitte & Touche LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 1351 South Sunset Street, Longmont, Colorado 80501.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 7, 2012, to the Company’s Secretary at 1351 South Sunset Street, Longmont, Colorado 80501. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on February 6, 2013 and no earlier than January 7, 2013. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

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Proposal No. 2, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2012, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 58,421,584 shares outstanding and entitled to vote. Thus, the holders of 29,210,793 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board of Directors currently consists of seven members. There are two directors in the class whose term of office expires at the 2012 Annual Meeting of Stockholders, Thomas H. Marmen and Roderick M. Sherwood, III. Each of the nominees named above is currently a director of the Company who was previously elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or represented by proxy and they are entitled to vote at the meeting. The two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. The two nominees have consented to be named in this proxy statement and agreed to serve as directors if elected, and our management has no reason to believe that the two nominees will be unable to serve. We invite all of our directors and nominees for director to attend our annual meeting of stockholders. All of our then directors attended our 2011 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of February 1, 2012 for the nominees for director and each director whose term will continue after the 2012 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Position
Charles F. Christ	72	Chairman of the Board
Dana W. Kammersgard	56	President, Chief Executive Officer and Director
Thomas H. Marmen	68	Director
Richard Mejia, Jr.	63	Director
Barry A. Rudolph	57	Director
Roderick M. Sherwood, III	58	Director
Debra E. Tibey	52	Director

Nominees for Election for a Three-Year Term Expiring at our 2015 Annual Meeting of Stockholders

Thomas H. Marmen has served as a member of our Board of Directors since November 2008. Mr. Marmen has over 30 years of experience in the storage and semiconductor manufacturing industries. During his career, he has been involved with various start-ups, global enterprises and turnaround situations. Most recently, from April 2006 to April 2007, Mr. Marmen served as the President and Chief Executive officer of TimeLab Corporation, a semiconductor company. Prior to joining TimeLab, from January 2001 to December 2005, he was vice President and General Manager for Broadcom Corporation, a broad-based semiconductor provider, where he was responsible for all aspects of the storage line of business including marketing, engineering and technical support for end-users. Mr. Marmen has also held various positions at other companies including RAIDCore Corp. where he was the company’s Chief Executive Officer, Quantum Corp. where he served as Senior Vice President and General Manager for the High End Storage Division, Adaptec Inc. as its Corporate Vice President in the Enterprise Solutions Group and Materials Research Corporation (a subsidiary of SONY Corp.) as President and Chief Executive officer. In addition he spent 18 years at Digital Equipment Corporation holding various management positions in the company’s storage, memory, disk drive and semiconductor businesses. Mr. Marmen formerly served as the Lead Director at Ciprico Inc., which voluntarily filed for Chapter 11 bankruptcy in July 2008. The Nominating and Corporate Governance Committee believes that Mr. Marmen’s storage and technology experience, including his prior Chief Executive Officer and other executive level operations experience, give him a breadth of knowledge and valuable understanding of our industry which qualify him to serve as a director.

Roderick M. Sherwood, III has served as a member of our Board of Directors since June 2006. Mr. Sherwood has served as Chairman of Multivision Media International, LLC since January 2012. Mr. Sherwood served as President and Chief Financial Officer of Westwood One, Inc., a radio and TV content provider and broadcasting company, from 2008 to November 2011. From 2005 to 2008, Mr. Sherwood served as Chief Financial Officer, Operations for The Gores Group, LLC, a private equity firm. From 2002 until 2005, Mr. Sherwood was Senior Vice President and Chief Financial Officer for Gateway, Inc. where he was responsible for corporate financial operations, processes and controls, treasury activities and cost reduction programs. He was also integrally involved in Gateway’s acquisition of eMachines. Prior to his tenure with Gateway, Mr. Sherwood was Executive Vice President and Chief Financial Officer for Opsware, Inc. (formerly Loudcloud, Inc.). Mr. Sherwood has over 25 years of experience in successful financial and operations capacities for companies such as Chrysler Corporation and Hughes Electronics Corporation. Mr. Sherwood received his MBA degree from Harvard Business School and holds an Honors Bachelor of Arts Degree, with Distinction, in Economics from Stanford University. The Nominating and Corporate Governance Committee believes that Mr. Sherwood’s financial and operational experience in numerous roles including Chief Financial Officer for public companies in the technology industry, in private equity and more recently as President and Chief Financial Officer of a public company, give him the financial and operational expertise and breadth of knowledge to serve as a director of the Company and provide direction and oversight to the Company’s financial reporting and business controls environment and operating functions of the Company.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Charles F. Christ has served as our Chairman of the Board since July 2000. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC’s storage division. Mr. Christ received an M.B.A. degree from Harvard Business School, and completed his undergraduate degree earning a Bachelor in Industrial Engineering at General Motors Institute, now known as Kettering University. The Nominating and Corporate Governance Committee believes that Mr. Christ’s storage technology experience, including his prior executive level leadership and Chief Executive Officer experience, give him the operational expertise, breadth of knowledge and valuable understanding of our industry which qualify him to serve as a director and to lead the Board of Directors as Chairman.

Barry A. Rudolph has served as a Director of the Company since February 2012. Until his retirement from IBM in November 2010, Mr. Rudolph, who began his career in January 1978, held numerous senior level positions with IBM for over 15 years in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and direct manufacturing. Most recently he was Vice President, System Networking, with responsibility for delivering overall networking product strategy, portfolio management and profit and loss management over each of the products in the group. Prior to this assignment, Mr. Rudolph was Vice President, Strategy and Stack Integration for IBM Storage, responsible for establishing the overall strategy, driving all decisions on portfolio investments for the storage business and integrating with other areas within IBM including IBM’s Global Services and Software organizations. Prior positions Mr. Rudolph held include Vice President for IBM’s Disk, SAN & NAS Storage Systems where he was responsible for all aspects of the Disk, SAN and NAS storage business within IBM, including profit and loss, product portfolio investments, go-to market strategy and execution and customer support. He has also held an identical role with responsibility for IBM’s tape business. Mr. Rudolph holds a Bachelor of Science degree in Engineering and a Master of Science in Electrical Engineering from San Diego State University and an MBA from Santa Clara University.

Debra E. Tibey has served as a Director of the Company since May 2011. Ms. Tibey has over 25 years of executive management leadership and is currently the CEO of Tibey & Associates, a consulting practice predominately serving the Information Technology and Healthcare industries. Prior to starting Tibey & Associates, Ms. Tibey worked in various positions with Ingram Micro, with her final position being senior vice president of sales with responsibility for the domestic sales organization which consisted of 1,400 associates and eight customer sales divisions consisting of VARS, System integrators, Direct Marketers, SMB, Enterprise, OEMs, Retail and

Outsourcing. With her knowledge and extensive IT background, she has worked in every segment of the channel, including distribution, OEMs, system integrators, manufacturers and resellers. Ms. Tibey has in-depth knowledge and practical experience in sales, marketing and channel development. Ms. Tibey has also worked for a public board for seven years and has experience sitting on all committees, including Chairman of Special Committee.

Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders

Dana W. Kammersgard has served as our President since August 2004. In March 2006, Mr. Kammersgard was appointed as a member of our Board of Directors and our Chief Executive Officer and President. From August 1999 to August 2004, Mr. Kammersgard served as our Chief Technical Officer. Mr. Kammersgard was a founder of Artecon, Inc., our predecessor company, and served as a director from its inception in 1984 until the merger of Artecon with Box Hill Systems Corp. to become Dot Hill in August 1999. At Artecon, Mr. Kammersgard served in various positions since 1984, including Secretary and Senior Vice President of Engineering from March 1998 until August 1999 and as Vice President of Sales and Marketing from March 1997 until March 1998. Prior to co-founding Artecon, Mr. Kammersgard was the Director of Software Development at CALMA, a division of General Electric Company. Mr. Kammersgard holds a B.A. in Chemistry from the University of California, San Diego. The Nominating and Corporate Governance Committee believes Mr. Kammersgard’s experience as a founder of Artecon, his knowledge of storage technology and the storage industry, as well his experience of leading operations, sales and marketing and software and hardware development give him the breadth of knowledge and leadership capabilities to serve as the Company’s Chief Executive Officer and President and as a member of the Board of Directors.

Richard Mejia, Jr. has served as a member of our Board of Directors since September 2008. In July 2008, Mr. Mejia retired from the San Diego office of Ernst & Young LLP, a public accounting firm, after 38 years of service where he served as partner for the last 25 years. During his 20 years in San Diego, his focus was on technology and life sciences companies and he held practice leadership positions for the Pacific Southwest area of the firm. He has extensive experience with mergers and acquisitions, securities offerings and other private and public financings. He has also worked closely with public company boards in implementing corporate governance initiatives and compliance requirements. Mr. Mejia holds a B.S. in Accounting from the University of Southern California. The Nominating and Corporate Governance Committee believes that Mr. Mejia’s vast experience in public accounting as a Certified Public Accountant and mergers and acquisitions and financings give him the financial expertise and breadth of knowledge to serve as a director of the Company and to provide direction and oversight to the Company’s financial reporting and business controls and the governance framework established within the Company.

Named Executive Officers and Key Employees

The following is biographical information as of February 1, 2012 for our executive officers and key employees not discussed above.

Name	Age	Position	Officer or Key Employee Since
Hanif I. Jamal(1)	51	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	July 2006

James Kuenzel(2)	58	Senior Vice President of Engineering	February 2006

Ernest Hafersat(2)	62	Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management	March 2008

(1)	Named executive officer.
(2)	Key employees.

All officers are elected by our Board of Directors and serve at the pleasure of our Board of Directors as provided in our Bylaws.

Hanif I. Jamal has served as our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since July 2006. Prior to joining Dot Hill, Mr. Jamal served as Vice President and Corporate Treasurer for Gateway Inc., a provider of computer related products and services, from 2004 to 2006. Prior to joining Gateway in 2002, Mr. Jamal served in a number of leadership positions over 17 years with Hewlett-Packard Company in their customer financing division, HP Technology Finance. Mr. Jamal led HP’s customer financing operations in North America, Latin America and Europe and was also Vice President and General Manager for HP’s Commercial and Consumer Financing Division. In 1998, he established Hewlett-Packard International Bank in Dublin, Ireland, and served as Managing Director through 2000. Jamal holds an MBA from Stanford Graduate School of Business and a Bachelor of Science degree, with Honors, in Management Sciences from the University of Manchester Institute of Science and Technology in the United Kingdom.

James Kuenzel has served as our Senior Vice President of Engineering since February 2006. Mr. Kuenzel joined Dot Hill after leaving Maranti Networks Inc., a provider of storage networking products, where he began his tenure in 2002 as Vice President of Engineering and then was appointed to President and Chief Operating Officer. Mr. Kuenzel has also held Vice President of Engineering positions at McData Corporation, Cabletron Systems, Inc. and Digital Equipment Corporation. Mr. Kuenzel attended Georgetown University Extension, University of Wisconsin Extension, and holds an A.A. in Electronics from Philco Ford Technical Institute.

Ernest Hafersat has served as our Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management since November 2008 and previously served as our Vice President of Worldwide Manufacturing Operations and Supply Base Management since March 31, 2008. Mr. Hafersat joined Dot Hill after leaving Western Digital Corporation, a designer, manufacturer and provider of storage systems, where he held senior level positions in operations and engineering from 2005 to 2008. Prior to Western Digital, Mr. Hafersat was Vice President, Manufacturing Operations & Program Management for Carrier Access Corp. Previous positions include Vice President, Operations for Vari-L Corp., Vice President and General Manager at Read-Rite Corp., Philippines, Senior Director, Engineering/ NPI at Maxtor Corp. and Director of Engineering at Hyundai Semiconductor-Korea. Mr. Hafersat has overseen operations, supply base management, global supplier quality and engineering for both domestic and international multi-site facilities. His international experience includes China, Pacific Rim countries, Mexico and Costa Rica. Mr. Hafersat has a BSIE/BSEE from Waterbury State Technical University, and attended University of Hartford and Rennsslaer Polytechnic Institute with credits toward an MBA.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Kammersgard, our President and Chief Executive Officer, who is not an independent director by virtue of his employment with the Company. In making this determination, the Board found that none of the directors or the nominees for director, with the exception of Mr. Kammersgard, had a material or other disqualifying relationship with the Company.

Board Leadership Structure

Our Board of Directors has an independent chair, Mr. Christ, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. However, the Board reserves the right to modify this policy based on changes in our organization or business environment. The Board believes continued flexibility with respect to separating or combining the roles is the best approach at this time so as to provide the most appropriate leadership structure as we continue to undergo rapid growth and are required to adapt and respond to new challenges and a rapidly changing business and regulatory environment.

In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. The Chairman of the Board also communicates with the Chief Executive Officer on a regular basis. This structure ensures a greater role of oversight for the independent directors with the Chairman of the Board serving as a key interface between the independent directors and our management. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and operational risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and the selection of prospective Board members and their qualifications. Our Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board reviews typically on a quarterly basis, the most critical risks facing the Company and associated mitigation plans and meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. The board also reviews at least annually a succession plan for the companies named executive officers. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors and Board and Committee Member Attendance

The Board of Directors met eleven times during fiscal 2011. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he/she served and held during the portion of fiscal 2011 for which he/she was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2011, the Company’s independent directors met in regularly scheduled executive sessions at which only independent directors were present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards.

Information Regarding Committees of the Board of Directors

The Board has three regularly standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2011 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles Christ	X	X	(*)
Thomas H. Marmen		(*)
Richard Mejia, Jr.	X		X
Roderick M Sherwood, III	(*)	X	X
Debra Tibey		X
Total meetings in fiscal 2011	5	7	5

(*)	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Audit Committee met five times during the fiscal year ended December 31, 2011. During fiscal 2011, the Audit Committee consisted of Messrs. Mejia, Sherwood and Christ, with Mr. Sherwood serving as Chair. Mr. Christ joined the Audit Committee in March 2011.

The functions of the Audit Committee include, among other things: overseeing our corporate accounting and financial reporting process, the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the registered public accountants engaged as our independent auditors; providing oversight assistance with respect to ethical compliance programs as established by management and our Board of Directors; evaluating the performance of our independent auditors; determining whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the retention of our independent auditors to perform any proposed permissible non-audit and audit-related services; monitoring the rotation of partners of our independent auditors on our engagement team as required by law; reviewing and approving the financial statements to be included in our Annual Report on Form 10-K; discussing with our management and our independent auditors the results of our annual audit and the results of our quarterly financial statements; reviewing and approving related party transactions; and providing oversight of the internal audit and risk advisory function, establishing an internal audit plan, and reviewing the results of our internal audits, process improvements and Sarbanes-Oxley testing of our internal controls. The committee reviews and monitors risks facing Dot Hill and management’s approach to addressing these risks, including significant financial and liquidity risks and exposures and risks relating to litigation and other proceedings and regulatory matters that may have a significant impact on Dot Hill’s financial statements. The committee reviews all significant financial press releases and management’s earnings calls scripts to ensure that management is presenting a balanced perspective of the Company’s historical and potential future performance. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, tax or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 5605(c)(2)(A)(i) of the NASDAQ Marketplace Rules). The Board of Directors has also determined that each of Messrs. Mejia and Sherwood qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Messrs. Mejia’s and Sherwood’s level of knowledge and experience based on a number of factors, including their formal education and experience in financial investment firms, as a partner at Ernst & Young LLP and as a Chief Financial Officer for public reporting companies, respectively.

As part of our effort to continually improve the Company’s risk management and internal processes and controls, with the support of the Audit Committee, management engaged KPMG Advisory Services, or KPMG, in 2008 to assist us with establishing an internal risk advisory function. The risk advisory group was tasked for 2011, to assist the Company with Sarbanes-Oxley Section 404 assistance. KPMG’s appointment in 2008 was a proactive step that we took to create an internal risk advisory function, consolidate our Sarbanes-Oxley testing activities and enable us to better coordinate Sarbanes-Oxley testing with our external auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. During 2011, the members of the Audit Committee were Messrs. Mejia, Sherwood and Christ. Mr. Christ joined the Audit Committee in March 2011.

The Board has determined that all members of the Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 5605(c)(2)(A)(i) of the NASDAQ Marketplace Rules).

Management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The Audit Committee is not, however, employed by Dot Hill, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants’ examination of the financial statements. Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board concurred in such authorization.

Audit Committee

Roderick M. Sherwood, III, Chairman
Richard Mejia, Jr.
Charles Christ

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Compensation Committee met seven times during the fiscal year ended December 31, 2011. During 2011, the members of the Compensation Committee were Ms. Tibey, who joined the committee in May 2011, and Messrs. Christ, Marmen and Sherwood, with Mr. Marmen acting as Committee Chair. The functions of the Compensation Committee include, among other things: reviewing and approving our overall compensation strategy and policies; reviewing and approving corporate performance goals and objectives relevant to the compensation of our named executive officers; reviewing and approving the compensation and other terms of employment of our named executive officers; recommending the compensation of our non-employee directors; and administering our stock option and purchase plans, deferred compensation plans and other similar programs. The Compensation Committee also reviews and composes with management our Compensation Discussion and Analysis.

At minimum, the Compensation Committee meets once each quarter and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer and the Chief Financial Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During fiscal 2011, the Compensation Committee engaged Radford, an Aon Hewitt Company, as compensation consultants to review the compensation data for Chief Executive Officers and Chief Financial Officers of the following peer companies in the hardware industry: CommVault Systems, Inc., Emulex Corporation, Extreme Networks, Inc., Falconstor Software, Inc., NetScout Systems, Inc., OCZ Technology Group, Inc., QLogic, Quantum Corporation, RadiSys Corporation, SeaChange International, Inc., Silicon Graphics International Corporation, STEC, Inc. and Super Micro Computer, Inc.

We have adopted a stock option and grant policy pursuant to which the Compensation Committee approves all stock option grants to employees and officers to purchase shares of our common stock. Pursuant to the policy, the Compensation Committee generally will meet once a quarter prior to general public release of our annual or quarterly revenues and earnings for such period to approve recommended stock option grants. The effective date for the approved stock options will be the third business day after the general public release of our annual or quarterly revenues and earnings, as applicable, following the applicable Compensation Committee meeting. The Compensation Committee may vary this procedure if it determines those applicable circumstances, such as public disclosure requirements or other factors, justify doing so. The exercise price for the stock option grants will be set at the fair market value of our common stock on the effective date of grant. Under our current equity incentive plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date.

Under its charter, the Compensation Committee may form and delegate authority to, subcommittees as appropriate. In February 2012, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Messrs. Kammersgard and Jamal, our named executive officers, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than an aggregate of 25,000 shares per year per employee and no more than an aggregate number of shares per year for all non-officer employees as approved by the Compensation Committee for each particular year. Typically, as part of its oversight function, the Committee will review on a quarterly basis the list of grants made by the subcommittee.

Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date. All stock option grants to directors under the Directors’ Plan are made automatically in accordance with the terms of the Directors’ Plan. In addition, the Compensation Committee approves all restricted stock awards to employees, officers and directors, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth fiscal quarter of the prior year and the first quarter of the current year. In establishing the compensation plans for the named executive officers and their performance objectives, the Compensation Committee evaluates how these plans may incent risk-taking by management. Accordingly, most of the incentive based compensation for our named executive officers is based on the financial plan for the Company for the applicable fiscal year. The plan is targeted towards incentivizing management to appropriately balance short-term and long-term objectives, but not to encourage management to take unnecessary risks in achieving their objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and promotions, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels through the use of peer and industry benchmarking data as guidelines and the establishment of performance objectives for the current year. For named executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee considers the achievement of specific performance objectives, review of peer and industry benchmarking data and performance evaluations to determine any adjustments to compensation as well as awards to be granted. In February 2011, the board solicited feedback from all board members on the Chief Executive Officer’s performance through a standardized questionnaire. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, spreadsheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant and in conjunction with the Compensation Committee.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail under the heading “Compensation Discussion and Analysis.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011, the members of the Compensation Committee were Ms. Tibey, who joined the committee in May 2011, and Messrs. Christ, Marmen and Sherwood with Mr. Marmen serving as Chair. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

Thomas H. Marmen, Chairman Charles Christ Roderick M. Sherwood III Debra E. Tibey

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2011. During fiscal 2011, the Nominating and Corporate Governance Committee consisted of Messrs. Christ, Mejia and Sherwood, with Mr. Christ serving as Chair. The functions of the Nominating and Corporate Governance Committee include, among other things: overseeing all aspects of our corporate governance functions on behalf of the Board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that affect corporate governance; making recommendations to the Board regarding corporate governance issues; identifying, reviewing and evaluating candidates to serve as our directors, including candidates submitted by our stockholders; serving as a focal point for communication between such candidates, non-committee directors and our management; recommending candidates to the Board; reviewing and overseeing our management succession planning; and making such other recommendations to the Board regarding affairs relating to our directors as may be needed.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, relevant business experience, skills and such other factors as it deems appropriate given the current needs of the Board of Directors and Dot Hill, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relevant considerations. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, and differences in viewpoints. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity and does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.

When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and the Company at that time, given the then current mix of director attributes.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee has not adopted a policy to consider director candidates recommended by stockholders, in part because to date, the Nominating and Corporate Governance Committee has not received a director nominee from any stockholder, including any stockholder or stockholders holding more than five percent of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications With The Board Of Directors

Persons interested in communicating their questions, concerns or issues to our Board of Directors or our independent directors may address correspondence to the Board of Directors, a particular director or to the independent directors generally, in care of Dot Hill Systems Corp. at 1351 South Sunset Street, Longmont, Colorado 80501. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.dothill.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s Chief Executive Officer and Chief Financial Officer, who are the named executive officers as disclosed in this proxy statement (the “Named Executive Officers”) in accordance with SEC rules.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The compensation of the Company’s Named Executive Officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of the Company’s Named Executive Officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Please read the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 26 of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our Named Executive Officers.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 1999. Representatives of Deloitte & Touche LLP are expected to be present at the 2012 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Dot Hill and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

In connection with the audit of the 2011 financial statements, and the review of the 2011 quarterly financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and 2010 by Deloitte & Touche LLP, the Company’s principal accountant, and its affiliates.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees(1)	$675,792	$724,111
Audit-related Fees	—	—
Tax Fees(2)	26,800	98,115
All Other Fees(3)	7,200	2,200

Total Fees	$709,792	$824,426

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the Securities and Exchange Commission, or the SEC, or other documents issued in connection with securities offerings (e.g., consents), assistance in responding to SEC comment letters and audit services provided in connection with other statutory or regulatory filings.
(2)	Represents fees for professional services rendered for tax compliance, tax advice and tax planning. The nature of these services was to prepare state and federal income tax returns and extensions for returns, to respond to requests related to various state and city audits and tax-related notices, to investigate various options related to international tax planning strategies, and to assist in determining appropriate structures for foreign branches and subsidiaries.

(3)	Represents fees for a subscription to Deloitte & Touche LLP’s accounting research tool during the fiscal years ended December 31, 2011 and 2010.

All fees described above were approved by the Audit Committee.

During the fiscal year ended December 31, 2011, none of the total hours expended on our financial audit by Deloitte & Touche LLP were provided by persons other than Deloitte & Touche LLP’s full-time permanent employees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The Audit Committee’s approval of the scope and fees of the engagement of the independent auditor is given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 17, 2012 by: (i) each of our directors and nominees, (ii) each of our Named Executive Officers, (iii) all of our directors, nominees and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 57,905,152 shares outstanding on February 17, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 17, 2012, which is 60 days after February 17, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

	Beneficial Ownership(1)
Beneficial Owner(1)	Number of Shares	Percent of Total
Goldman Capital Management, Inc. 767 Third Avenue, 25th Fl New York, NY 10017	5,513,099	9.52%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,466,424	5.99%

Dana Kammersgard(2)	1,610,927	2.78%
Hanif I. Jamal(3)	687,604	1.19%

Charles Christ(4)	400,561	*
Richard Mejia, Jr.(5)	95,000	*
Roderick Sherwood, III(6)	135,000	*
Thomas H. Marmen(7)	95,000	*
Debra E. Tibey(8)	50,000	*

All directors, nominees and executive officers as a group (seven persons)(9)	3,074,092	5.31%

*	Less than one percent.
(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Dot Hill Systems Corp., 1351 South Sunset Street, Longmont, Colorado 80501.
(2)	Includes 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard, as to which shares Mr. Kammersgard disclaims beneficial ownership, 125,000 shares of restricted stock and options to purchase 1,026,873 shares exercisable within 60 days of February 17, 2012.
(3)	Includes 75,000 shares of restricted stock and options to purchase 529,512 shares exercisable within 60 days of February 17, 2012.
(4)	Includes 83,252 shares of restricted stock and options to purchase 190,000 shares exercisable within 60 days of February 17, 2012.

(5)	Includes options to purchase 80,000 shares exercisable within 60 days of February 17, 2012 (5,208 of which are unvested).
(6)	Includes options to purchase 120,000 shares exercisable within 60 days of February 17, 2012.
(7)	Includes options to purchase 80,000 shares exercisable within 60 days of February 17, 2012 (7,292 of which are unvested).
(8)	Includes options to purchase 50,000 shares exercisable within 60 days of February 17, 2012 (50,000 of which are unvested).
(9)	Includes options to purchase 2,076,385 shares exercisable within 60 days of February 17, 2012 (62,500 of which are unvested).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with; except that two reports, covering an aggregate of two transactions, were filed late by each of Dana W. Kammersgard, our President and Chief Executive Officer, and Hanif I. Jamal, our Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers for 2011—Dana W. Kammersgard, President and Chief Executive Officer and Hanif I. Jamal, Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary. Our Compensation Committee is primarily responsible for decisions regarding compensation of our Named Executive Officers.

Executive Summary

Our goal is to provide a competitive total compensation package with significant emphasis on pay-for-performance. Accordingly, a significant portion of our executive officers’ compensation is contingent on the Company’s performance in order to drive accomplishments that enhance stockholder value and align the interests of our executives and our stockholders. This means that our executives will not realize the total potential value of their compensation package unless performance goals, the significant majority of which are directly tied to Company performance, are achieved. The Company remains committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation in any particular time period. The Compensation Committee gives careful consideration to the Company’s executive compensation program, including each element of compensation for each executive officer. The Compensation Committee believes our executive compensation program is reasonable in light of the programs of our peer group companies and the Company’s current financial position. The Compensation Committee believes that the programs used by our peer group companies should serve as a guide, but should not necessarily be the exact program that is used to compensate our Named Executive Officers. Our Compensation Committee also believes that our compensation program gives the executive officers appropriate incentives, based on each officer’s responsibilities, achievements and ability to contribute to the Company’s performance. We also believe that our executive officers and senior management make significant contributions toward creating stockholder value. Finally, we believe that the Company’s compensation structure and practices encourages management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

2011 Compensation Program Highlights:

•

A significant portion of our executive officers’ compensation is contingent on the Company’s performance. We granted stock options and time-based restricted stock awards to our Named Executive Officers.

•	In line with our pay-for-performance philosophy, we offer reasonable employment agreements that do not contain multi-year guarantees for salary increases or non-performance-based guaranteed bonuses.

•	Each of the Named Executive Officers is employed at will and is expected to demonstrate exceptional performance in order to continue serving as a member of the executive team.

•

We grant stock options and restricted stock under our 2009 Plan. The 2009 Plan prohibits the re-pricing, exchange or cashing out of stock awards, including stock options, without stockholder approval within 12 months prior to such re-pricing. We did not re-price any stock options in 2011, despite the fact that our executives hold stock options which are underwater. This reflects our commitment to our pay-for-performance philosophy.

•

We do not provide excessive severance or change of control arrangements which provide for cash payments exceeding three times an executive’s base salary and bonus. Our change of control arrangements with our Named Executive Officers provide for cash payments of up to a maximum of 1.25 times annual base salary (not including bonus) upon the occurrence of certain change of control events.

•	We do not provide any tax gross-up benefits for excise taxes associated with change of control compensation.

•

Our Compensation Committee regularly assesses the Company’s individual and total compensation programs against peer companies, the general marketplace and other industry data points and the Compensation Committee utilizes an independent consultant to engage in ongoing independent review of all aspects of our executive compensation programs. These inputs and data serve as guidelines to our Compensation Committee in determining the compensation programs and levels for our Named Executive Officers.

General

Our executive compensation structure is designed to attract, motivate and retain the services of executive management and to align the interests of our executives with those of our stockholders. We aim to provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual performance-based bonus and long-term and performance-based equity incentives. We place significant emphasis on pay-for-performance-based incentive compensation programs. These programs are designed to reward the achievement of corporate and individual goals. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Named Executive Officers.

Our executive compensation program has been designed by the Compensation Committee of our Board of Directors to:

•

Attract and retain highly skilled and experienced team members by targeting a compensation structure that is competitive with those offered by other companies with whom we compete for management talent;

•	Closely align compensation for our executive management team with our short-term and long-term performance;

•	Build stockholder value by providing incentives based on achievement of corporate goals;

•	Establish compensation programs that are equitable internally within Dot Hill; and

•	Provide differentiated compensation based on individual performance.

The Compensation Committee is comprised of independent directors within the meaning of the applicable SEC and NASDAQ rules. The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and Corporate Governance—Compensation Committee” and the Compensation Committee charter, which is available on our website at www.dothill.com. A primary responsibility of the Compensation Committee is to determine compensation for our Named Executive Officers, including reviewing and approving annual corporate and individual goals.

To aid the Compensation Committee in performing its duties, our Chief Executive Officer provides recommendations concerning the compensation of the executive officers, excluding himself. The Compensation Committee deliberates and discusses the performance of the Chief Executive Officer with input from the Board of Directors and is solely responsible for determining the Chief Executive Officer’s compensation. Additionally, each executive officer participates in establishing the key policies for Dot Hill as well as the objectives of our company as a whole. Likewise, our executive officers are asked to provide feedback on their own performance. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

We evaluate the achievement of our corporate and individual goals on a quarterly basis as well as at the end of the completed fiscal year. At the end of each quarter, we review the progress being made toward achievement of the corporate financial goals as well as each executive’s overall ongoing performance, if necessary. At the end of the year, we review final results versus goals and establish performance goals for the next fiscal year.

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we attempt to draw upon a pool of talent that is highly sought after by both large and established high tech companies. We believe we have competitive advantages in our ability to offer significant upside potential through long-term and performance-based equity incentives. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and performance-based bonuses. For 2011, we examined market data from various sources including the Global Technology Survey prepared by Radford, an Aon Hewitt Company, proxy data from public competitors which includes storage and network companies, peer company data provided by Radford, as well as information we generated internally as guidelines for establishing a compensation program and levels for our Named Executive Officers.

A comprehensive market review is conducted at least every other year, and in advance of determining compensation levels for key hires and promotions. Our management and Compensation Committee review survey data from these various sources prepared by Radford that analyzes various cross-sections of our industry, as well as relevant geographical areas. Barring extraordinary circumstances, our targeted guideline pay position to the market is around the 50th percentile for all compensation elements. Commencing in January 2011, the Compensation Committee engaged Radford to provide an independent review of the peer group and to advise the Compensation Committee on any changes to be aligned with current best practices. Radford was then asked to independently collect and analyze market data to complete an analysis of our programs for the Named Executive Officers.

Impact of Fiscal 2011 Stockholder Advisory Vote on Executive Compensation

In May 2011, we conducted a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a “say on pay” vote, at our Annual Meeting of Stockholders. Our stockholders approved the compensation of the Named Executive Officers, with approximately 92% of stockholder votes cast in favor of our executive compensation program.

As the compensation committee evaluated our executive compensation policies and practices throughout 2011, they were mindful of the strong support our stockholders expressed for our compensation philosophy and objectives. As a result, the compensation committee decided to retain our general approach to executive compensation, with an emphasis on incentive compensation that rewards our most senior executives when they deliver value for our stockholders, and made no significant changes to our executive compensation program. We maintain a strong relationship and correlation between the outcome of actual compensation delivered and the outcome of actual business results delivered against objectives.

Consistent with the recommendation of the Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future say on pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board of Directors has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers. Accordingly, following the 2012 Annual Meeting of Stockholders, the next advisory vote on the compensation of the Named Executive Officers will take place in 2013.

Role of our Independent Compensation Consultants

In order to decide on compensation in Fiscal 2011 and Fiscal 2012, the Compensation Committee engaged the services of Radford to conduct a competitive review and analysis of the current compensation arrangements for the Company’s Named Executive Officers. The review included assessments of Dot Hill’s compensation philosophy and peer group used to conduct compensation benchmarking assessments. In addition, the Compensation Committee asked Radford to perform a detailed examination and competitive assessment based on their recommended peer group for base salary, target total cash, actual total cash, long-term incentives, beneficial ownership, value of current executive holdings, overall equity usage and equity allocation.

Radford does not provide any services to the Company other than as described in this document. The cost of compensation services provided by Radford to the Company in 2011 did not exceed $100,000.

Market Benchmarks and Other Considerations

Fiscal 2011

In February 2011, Radford presented a recommended list of peer companies that included a broad group of technology companies. After discussion, the Compensation Committee decided that the peer list would include data storage companies, storage and systems management software companies, server and mainframe companies, a storage networking company, network access and communications devices companies, a computer networking company and a routing and switching company. Radford also suggested and the Compensation Committee agreed that these companies should have revenues generally in $100 million to $500 million range with some exceptions, with employee size between 150 and 1,000 with some exceptions to reflect organizational complexity and with market capitalization between $135 million and $500 million with some exceptions. Based on these parameters, the Compensation Committee elected to establish the following list of peer group companies that included: BigBand Networks, Inc., Communications Systems Inc., Digi International Inc., Echelon Corporation, Emulex Corporation, Extreme Networks Inc. Falconstor Inc., NetScout Systems Inc., OPNET Technologies, Quantum Corporation, Radisys Corporation, SeaChange International Inc., Silicon Graphics International Inc. STEC and Super Micro Computer Inc.

The Compensation Committee also elected to continue to target competitive positioning for base salary, target total cash which includes base salary and cash bonus and long-term equity incentives around the 50th percentile of the Company’s peer companies for 2011. These companies range from below to above market levels to attract and retain talent based on individual performance, experience and position criticality.

In March 2011, Radford presented their assessment to the Compensation Committee with specific recommendations to the Compensation Committee on where to set salary, incentives and equity grants for the Named Executive Officers for 2011.

Fiscal 2012

In August 2011, the Compensation Committee reviewed our peer Group and after discussion and counsel from Radford, altered the peer group slightly to include more data storage companies. Radford also suggested and the Compensation Committee agreed that these companies should have revenues generally in the $100 million to $500 million range with some exceptions, with employee size between 150 and 1,000 with some exceptions to reflect organizational complexity and with market capitalization between $135 million and $500 million with some exceptions. The revised list of peer companies included: CommVault Systems, Inc., Emulex Corporation, Extreme Networks, Inc., Falconstor Software, Inc., NetScout Systems, Inc., OCZ Technology Group, Inc., QLogic, Quantum Corporation, RadiSys Corporation, SeaChange International, Inc., Silicon Graphics International Corporation, STEC, Inc. and Super Micro Computer, Inc.

In September 2011, Radford presented their assessment to the Compensation Committee with specific recommendations to the Compensation Committee on where to set salary, incentive and equity grants for the Named Executive Officers for 2012.

Components of Executive Compensation Program

To accomplish our executive compensation program objectives, compensation for our executive officers generally consists of the following components: base salary; annual bonus based on corporate and individual performance; and long-term equity incentives, such as stock options, restricted stock and performance-based restricted stock intended to provide long-term and performance-based incentives tied to corporate financial performance and increases in the value of our common stock and our performance generally. Prior to 2008, the

Compensation Committee used stock options as the exclusive means to provide long-term equity incentives. However, in 2008, the Compensation Committee instituted the use of both time-based restricted stock and performance-based restricted stock tied to financial objectives.

In addition to the compensation set forth in our annual compensation programs, our executive officers are also entitled to potential payments upon specified terminations and in connection with a change of control event. Additionally, our executive officers are entitled to other benefits, such as medical insurance and 401(k) matching, that are generally available to our employees, and perquisites that may be available to select Named Executive Officers and key employees as well. Our Named Executive Officers and other key employees do not accrue vacation time. Instead, if they wish to take paid time off they are required to obtain agreement from their immediate supervisor.

Base Salary

Fiscal 2011

In March 2011, the Compensation Committee approved the 2011 Executive Compensation Plan after reviewing the competitive assessment provided by Radford and specific recommendations from Radford with regard to compensation for Messrs. Kammersgard and Jamal. The Compensation Committee decided to reinstate the base salaries for Messrs. Kammersgard and Jamal to the levels prior to the July 1, 2010 10% reduction. However, given the Company’s fiscal restraints and desire to return to sustained non-GAAP profitability, Messrs. Kammersgard and Jamal declined the proposed restoration of base salary. Accordingly, Messrs. Kammersgard and Jamal’s base salary levels remained unchanged during 2011 at $360,000 and $279,000, respectively, from their base salaries in effect since July 1, 2010. As a result, Mr. Kammersgard’s base salary during 2011 was below the 25th percentile of the new benchmark of peer companies established in March 2011 by the Compensation Committee with counsel from Radford and Mr. Jamal’s annual base salary during 2011 was between the 25th and 50th percentile of the new benchmark.

Fiscal 2012

In March 2012 the Compensation Committee approved the 2012 Executive Compensation Plan after reviewing the financial performance of the Company, the individual performance of the each of the Named Executive Officers and the benchmark compensation data prepared by Radford in August 2011. The Compensation Committee decided to reinstate the base salaries for Messrs. Kammersgard and Jamal to the levels prior to the July 1, 2010 10% reduction. In addition, the Compensation Committee decided to grant Mr. Kammersgard an additional incremental 6.25% increase in his base salary, as Mr. Kammersgard’s base salary prior to the 10% base salary reduction on July 1, 2010 would have been below the 25th percentile of the peer group of companies. Accordingly, Messrs. Kammersgard and Jamal’s base salary levels were increased to $425,000 and $310,000 effective January 1, 2012. respectively, from their base salaries of $360,000 and $279,000 effective since July 1, 2010. As a result, Messrs. Kammersgard and Jamal’s base salaries are between the 25th and 50th percentile of the new benchmark of peer companies established in August 2011.

Annual Performance-Based Bonus

Annual bonuses may be awarded to our Named Executive Officers in accordance with the executive compensation plan for the applicable year, as established by the Compensation Committee.

Fiscal 2011

In March 2011, the Compensation Committee approved the 2011 Executive Compensation Plan and established an annual performance-based bonus program. In addition, the Compensation Committee determined that the payout under such plan for 2011 shall be in the form of the Company’s common stock rather than cash, due to the Company’s fiscal restraints and desire to return to non-GAAP sustained profitability. The payout under the plan is determined based upon the achievement of performance goals, with a maximum payout consisting of a number of shares of common stock with a value equal to 85% and 65% of Messrs. Kammersgard and Jamal’s base salaries, respectively, as of the date of determination of the level of achievement of the performance goals. The price used to calculate the value of the common stock grants shall be the closing sales price for such stock as reported on the NASDAQ Stock Market on the date of determination of the level of achievement of the performance goals. The Compensation Committee established five equally weighted principal corporate financial goals. These financial goals were derived from the Company’s internal operating plan that was approved by the Board in December 2010. The specified financial goals include two targets based on meeting or exceeding revenue targets for certain business lines, two targets based on meeting non-GAAP operating profits for certain business lines and meeting or exceeding a specific cash and cash equivalents goal as of December 31, 2011. All of the financial goals shall be calculated in accordance with our methodologies for financial reporting purposes and, with the exception of cash and cash equivalents, exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, contingent consideration adjustments, Cloverleaf acquisition costs and the effects of foreign currency gains or losses and any other non-recurring, one-time charges or adjustments that the Compensation Committee, in its sole discretion, deems appropriate. Additionally, the Company has established internal methodologies for the allocation of common costs and overhead to the various business lines and the Compensation Committee in its sole discretion may alter these allocation methodologies for the purposes of determining the results for the five specified financial targets that help determine the size of the common stock grant to awarded to our Named Executive Officers under the Annual Performance-Based Bonus program. Finally, the Compensation Committee has the discretion to determine whether any of the financial goals are met and, as such, whether common stock shall be granted for achievement of a goal, notwithstanding the fact that a goal is not met, in extraordinary circumstances.

The Compensation Committee determined that 100% and 80%, respectively, of Messrs. Kammersgard’s and Jamal’s annual performance-based bonuses is tied to achieving the five equally weighted financial goals described above. In addition, 20% of Mr. Jamal’s annual performance-based bonus is tied to achievement of a specified individual goal related to the Company’s Sarbanes-Oxley compliance for fiscal 2011. The achievement of this Sarbanes-Oxley goal is determined by the Audit Committee or the Board of Directors and the achievement of the financial goals is determined by the Compensation Committee or the Board of Directors subsequent to December 31, 2011, but no later than the date that our Annual Report on Form 10-K is filed with the SEC for the year ending December 31, 2011.

On March 9, 2012, the Compensation Committee determined that the Company met or exceeded three of the five equally weighted corporate financial goals and hence, determined that the payout for achieving corporate financial goals shall be 60% of each of Messrs. Kammersgard and Jamal’s bonus tied to the corporate financial goals. In addition, the Audit Committee determined that Mr. Jamal achieved his individual goal related to Sarbanes-Oxley compliance and thus the Compensation Committee decided to pay out 100% of Mr. Jamal’s bonus tied to the achievement of his Sarbanes-Oxley goal. As a result, Messrs. Kammersgard and Jamal were granted common stock worth $183,600 and $123,318, respectively, or 149,268 and 100,258 shares of stock, respectively, at the closing price of the Company’s stock of $1.23 as of March 9, 2012.

Fiscal 2012

In March 2012, the Compensation Committee approved the 2012 Executive Compensation Plan and established an annual performance-based bonus program. In addition, after reviewing the benchmark data prepared by Radford in August 2011, the Compensation Committee determined that the payout under such plan for 2012 shall be in the form of cash with a maximum payout of 100% and 65% of Messrs. Kammersgard and Jamal’s base salaries, respectively. The Compensation Committee established six principal corporate financial goals. These financial goals were derived from the Company’s internal operating plan that was approved by the Board in January 2012. The specified weighted financial goals include two targets, each of which were weighted at 20%, based on meeting or exceeding revenue targets for certain business lines; two targets, each weighted at 10%, based on meeting certain non-GAAP gross margins goals; one target, weighted at 30%, based on meeting or exceeding a specified operating profit goal; and one target, weighted at 10%, for meeting or exceeding a specific net cash and cash equivalents goal as of December 31, 2012. All of the financial goals shall be calculated in accordance with the Company’s non-GAAP methodologies for financial reporting purposes and, with the exception of cash and cash equivalents, exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier’s defective products, revenues and charges associated with the acquisition and closure of our AssuredUVS business and the effects of foreign currency gains or losses.

Additionally, the Company has established internal methodologies for the allocation of common costs and overhead to the various business lines, and the Compensation Committee, in its sole discretion, may alter these allocation methodologies for the purposes of determining the results for the six specified weighted financial goals that will help determine the cash bonus awarded to our Named Executive Officers under the Annual Performance-Based Bonus program. Finally, the Compensation Committee will have the discretion to determine whether any of the financial goals are met and, as such, whether cash bonuses shall be awarded for achievement of a goal in extraordinary circumstances, notwithstanding the fact that a goal is not met.

The Compensation Committee determined that 100% and 80%, respectively, of Messrs. Kammersgard’s and Jamal’s annual performance-based bonuses will be tied to achieving the six weighted financial goals described above. In addition, 20% of Mr. Jamal’s annual performance-based bonus will be tied to achievement of a specified individual goal related to the Company’s Sarbanes-Oxley compliance for fiscal 2012. The achievement of this Sarbanes-Oxley goal will be determined by the Audit Committee or the Board of Directors, and the achievement of the financial goals will be determined by the Compensation Committee or the Board of Directors subsequent to December 31, 2012, but no later than the date that our Annual Report on Form 10-K is filed with the SEC for the year ending December 31, 2012.

Long-Term and Performance-Based Equity Incentives

Historically, our long-term and performance-based equity incentives were primarily in the form of stock options granted pursuant to our 2000 Amended and Restated Equity Incentive Plan, or the 2000 Plan. In 2008, we incorporated the use of both time-based restricted stock and performance-based restricted stock granted pursuant to the 2000 Plan. In 2009, our stockholders approved the 2009 Plan and we plan to continue to incorporate the use of stock options as well as both time-based restricted stock and performance-based restricted stock there-under. The objective of the stock option and restricted stock awards is to further enhance our executive officers’ long-term incentive to increase stockholder value, including our stock price, and company performance. We believe that stock option and restricted stock-based compensation achieves this objective by directly linking the economic benefit to recipients of stock option and restricted stock awards with the performance of the Company and its stock price. We also believe that the performance of the executive team has a direct effect on stock price and general company performance, and that time and performance-based stock option and performance-based restricted stock compensation encourages executive retention and performance because the awards are designed to vest over time and upon achievement of specific performance goals. The Compensation Committee first introduced the grant of performance-based restricted stock in addition to stock options in August 2008, so as to more clearly correlate financial performance to equity awards and incentives.

The equity awards granted to our Named Executive Officers in March 2011 consisted of both stock options and restricted stock grants. The stock options and restricted stock grants were subject to a time-based vesting requirement. Stock options granted under the 2000 Plan and the 1995 Incentive Program, as amended, or the Prior Plans, expire 10 years from the effective date of grant, and stock options granted under the 2009 Plan expire seven years from the effective date of grant. The exercise price per share of each stock option granted to our Named Executive Officers is equal to the fair market value of our common stock on the effective date of grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date. Under the 2009 Equity Incentive Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day the last market trading day prior to such date.

In March 2012, the Compensation Committee restored its historical practice of granting primarily stock options to our Named Executive Officers and did not grant either time-based restricted stock or performance-based restricted stock to our Named Executive Officers in light of the restoration by the Compensation Committee of the cash based annual performance-based bonus plan. Stock options granted to our Named Executive Officers are approved by the Compensation Committee and are effective as of the third business day following the first general public release of our annual or quarterly revenues and/or earnings following the date of approval. The Compensation Committee may vary this procedure if it determines applicable circumstances, such as public disclosure requirements or other factors, justify doing so. In addition, the Compensation Committee approves all restricted stock awards to our Named Executive Officers, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee. Stock options granted to our Named Executive Officers are incentive stock options to the extent permissible under the Code, and commence vesting upon the effective date of grant. In general and historically, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances described in “Employment and Change of Control Agreements.”

In general, each Named Executive Officer receives stock option and/or restricted stock grants in connection with his hire or promotion, and annually in the first quarter of each year. The size of each annual grant is based on an analysis of the following key factors for each executive:

•	benchmarking against our peer group, including an analysis of equity plan utilization percentages;

•	corporate and individual performance against goals; and

•	individual stock ownership.

The Company does not currently maintain holding period requirements for stock options and stock awards and does not currently have stock ownership guidelines for its executive officers or directors.

Fiscal 2011

In March 2011, the Compensation Committee approved the following equity grants for our Named Executive Officers, Messrs. Kammersgard and Jamal, after considering recommendations from Radford based on benchmark data from the peer group of companies.

Executive Officer	Stock Options
Dana W. Kammersgard	200,000
Hanif I. Jamal	80,000

The options will terminate seven years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated. The grant date of these stock options is the third business day after the general release of the Company’s first quarter 2011 revenue and/or earnings. The exercise price per share of these stock options is the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date. The options were awarded after taking into consideration tenure with Dot Hill, corporate and individual performance, competitive benchmarks, recommendations from Radford and individual stock ownership. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

Also in March 2011, the Compensation Committee approved the following grants of restricted stock to our Named Executive Officers.

Executive Officer	Restricted Stock
Dana W. Kammersgard	75,000
Hanif I. Jamal	37,500

The grant date of this restricted stock is the third business day after the general release of the Company’s first quarter 2011 revenue and/or earnings. The restricted stock granted to Messrs. Kammersgard and Jamal vest in two equal annual installments commencing on the first anniversary of the grant date.

Fiscal 2012

In March 2012, the Compensation Committee approved the following equity grants for our Named Executive Officers, Messrs. Kammersgard and Jamal, after considering recommendations from Radford based on benchmark data from the peer group of companies.

Executive Officer	Stock Options
Dana W. Kammersgard	337,500
Hanif I. Jamal	127,500

The options will terminate seven years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated. The grant date of these stock options is the third business day after the general release of the Company’s fourth quarter 2011 revenue and/or earnings. The exercise price per share of these stock options is the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date. The options were awarded after taking into consideration tenure with Dot Hill, corporate and individual performance, competitive benchmarks, recommendations from Radford and individual stock ownership. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years. The value of the equity awards Messrs. Kammersgard and Jamal received would be valued below the 25th percentile of the peer group established by the Compensation Committee.

Also in March 2012, the Compensation Committee approved the following grants of performance-based restricted stock as a result of the 2011 Management Incentive Plan to our Named Executive Officers.

Executive Officer	Restricted Stock
Dana W. Kammersgard	149,268
Hanif I. Jamal	100,258

The grant date of this restricted stock was March 9, 2012. The restricted stock granted to Messrs. Kammersgard and Jamal vested 100% at the time of the grant.

Change of Control Payments

We have entered into employment and change of control agreements with each of our Named Executive Officers, the terms of which are described under the headings “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control.” We believe that these change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. We do not provide excessive severance or change of control arrangements which provide for payments exceeding three times an executive’s base salary and bonus. Our change of control agreements for our Named Executive Officers provide only for payments of 1.25 times the annual base salary (not including bonus) in the event of a change in control.

Employee Stock Purchase Plan

We have also established our 2000 Amended and Restated Employee Stock Purchase Plan, as amended, or the Amended Purchase Plan, available to all of our employees, including our Named Executive Officers, which is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in Dot Hill. Under the Amended Purchase Plan, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our Named Executive Officers. We also provide personal paid time off and other paid holidays to all employees, including our Named Executive Officers, which are comparable to those provided at similar companies. Effective January 26, 2009, we eliminated our vacation accrual policy for our executive officers and most of our management. Our Named Executive Officers and management are entitled to paid time-off based on approval of their immediate superior.

Accounting and Tax Considerations

Section 162(m) of the Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our Named Executive Officers unless such compensation is treated as “performance-based compensation” within the meaning of the Code. As the total compensation paid by us to our Named Executive Officers excluding performance-based compensation is expected to be below $1 million, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Dot Hill with respect to the compensation of its Named Executive Officers. In determining the form and amount of compensation for our Named Executive Officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our performance-based restricted stock programs measure performance on an annual basis, our other equity awards typically vest over a number of years, which we believe encourages our Named Executive Officers to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

COMPENSATION OF DIRECTORS

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2011 to each of our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Charles F. Christ	$108,266	$19,814	$14,500	$142,580
Thomas H. Marmen	$45,000	$19,814	$14,500	$79,314
Richard Mejia, Jr.	$51,001	$19,814	$14,500	$85,315
Roderick M. Sherwood, III	$62,000	$19,814	$14,500	$96,314
Debra E. Tibey(5)	$24,637	—	$96,840	$121,477

(1)	Cash amounts in this column represent the portion of the annual retainers, committee fees and meeting fees earned with respect to service during the Company’s 2011 fiscal year.
(2)	Amounts listed in this column represent the aggregate grant date fair value of the awards established in accordance with Financial Accounting Standards Board Statement ASC Topic 718 (“ASC Topic 718”). Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 in Note 11 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”
(3)	The aggregate number of shares subject to stock awards as of December 31, 2011 was 210,561 for Mr. Christ, 15,000 for each of Mr. Marmen, Mr. Mejia and Mr. Sherwood and zero for Ms. Tibey as she joined the Board of Directors after the date of our 2011 Annual Meeting of Stockholders. Each non-employee director, except Ms. Tibey, was granted a stock award on May 2, 2011 in the amount of 5,000 shares. The grant date fair value of each of the 2011 stock awards was $2.95 per share.
(4)	The aggregate number of shares subject to outstanding option awards as of December 31, 2011 was 190,000; 80,000; 80,000; 120,000; and 50,000 for Mr. Christ, Mr. Marmen, Mr. Mejia, Mr. Sherwood and Ms. Tibey, respectively. Each non-employee director, except Ms. Tibey, was granted an option award on May 2, 2011 in the amount of 10,000 shares, for which the grant date fair value was $2.95 per share. Ms. Tibey was granted an option award on May 6, 2011 when she joined the Board of Directors in the amount of 50,000 shares, for which the grant date fair value was $2.60 per share.
(5)	Ms. Tibey joined the Board on May 6, 2011.

Each of our non-employee directors, excluding the Chairman of the Board, receives an annual fee of $24,000 plus an additional fee of $1,000 for each scheduled regular meeting of the Board. The Chairman of the Board receives an annual fee of $72,000 plus an additional fee of $1,000 for each scheduled regular meeting of the Board.

Members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors also receive additional fees. Each Audit Committee member receives an annual fee of $5,000, with the exception of the Chair of the Audit Committee, who receives an annual fee of $7,000.

Each Compensation and Nominating and Corporate Governance Committee member receives an annual fee of $3,000 for each such committee on which they serve, with the exception of the Chair of each of the committees, who receives an annual fee of $4,000. Committee members also receive $1,000 for each committee meeting attended, independent of the particular committee.

Members of the Special Litigation Committee also receive $200 for each hour of committee service provided.

During the fiscal year ended December 31, 2011, the total cash compensation paid to non-employee directors was $525,000. All members of our Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings or other Board related functions in accordance with Dot Hill policy.

Each of our non-employee directors may receive discretionary equity award grants under our 2009 Plan and also receives non-discretionary stock option grants under the Directors’ Plan. Only our non-employee directors are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended not to qualify as incentive stock options under the Code.

Option grants under the Directors’ Plan are non-discretionary. Each person who is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors’ Plan, without further action by us, our Board of Directors or our stockholders, an option to purchase 50,000 shares of our common stock as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of our Board of Directors who is not an employee and has served as a non-employee director for at least four months is automatically granted under the Directors’ Plan and without further action by us, our Board of Directors or our stockholders, an option to purchase 10,000 shares of our common stock. During the 2009 Annual Meeting, the Board approved an amendment to the Directors’ Plan to reduce the number of shares available to the automatic annual grant from 20,000 to 10,000 stock options. The Board also approved an automatic grant under the 2009 Plan, as of the date of the annual meeting each year and without further action by us, of 5,000 shares of common stock to each of our non-employee directors. The first such automatic grant was effected on the date of our 2009 Annual Meeting of the Stockholders. No other options may be granted at any time under the Directors’ Plan.

The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant, which is deemed to be equal to the closing sales price of our common stock as reported on the NASDAQ Stock Market on the last market trading day prior to the effective date of grant. Initial option grants under the Directors’ Plan become exercisable, or vest, over four years during the option holder’s service as a director of the Company and any subsequent employment of the option holder by, and/or service by the option holder as a consultant to, us or an affiliate, collectively referred to as service. With respect to any initial grant of options, 25% of such options vest after one year of service and the remainder vest monthly over the next 36 months. Initial option grants under the Directors’ Plan permit exercise prior to vesting, but in such event, the option holder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the option holder’s service terminate. Annual option grants under the Directors’ Plan are fully vested on the date of grant. The term of options granted under the Directors’ Plan is 10 years. In the event of our merger with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

During 2011, we granted options under the Directors’ Plan covering 10,000 shares to each of our four non-employee directors as of our 2011 Annual Meeting of Stockholders, which did not include Ms. Tibey, at an exercise price of $2.95 per share (based on the closing sales price reported on the NASDAQ Stock Market on the date of grant). In addition, we granted options under the Directors’ Plan to Ms. Tibey covering 50,000 shares at an exercise price of $2.60 when she joined the Board of Directors in May 2011. Twenty-five percent of such options will vest after one year of service and the remainder will vest over 36 months. During 2011, we also granted common stock under the 2009 Plan covering 5,000 shares to each of our four non-employee directors as of our 2011 Annual Meeting of Stockholders, which did not include Ms. Tibey. The closing price of our common stock on the date of grant was $2.95 per share. The term of options and restricted stock awards granted under the 2009 Plan is seven years.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that was earned during the fiscal years ended December 31, 2009, 2010 and 2011 by our Chief Executive Officer and Chief Financial Officer. We refer to these officers in this proxy statement as our Named Executive Officers.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)		Total
Dana W. Kammersgard	2011	$360,000	$—	$497,000	$406,020	$11,620	(6)	$1,274,640
President and Chief	2010	$380,000	$—	$63,375	$140,625	$10,640	(7)	$594,640
Executive Officer	2009	$367,500	$50,000	$40,250	$—	$110,040	(8)	$567,790

Hanif I. Jamal	2011	$279,000	$—	$319,500	$160,768	$75,267	(9)	$834,535
Senior Vice President, Chief	2010	$294,500	$—	$49,291	$109,375	$44,015	(10)	$497,181
Financial Officer, Treasurer,	2009	$270,000	$50,000	$34,500	$—	$—		$354,500
and Corporate Secretary

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other personal benefits received by a Named Executive Officer which do not exceed $10,000 in the aggregate.
(2)	The Compensation Committee approved discretionary cash bonuses of $50,000 to each Messrs. Kammersgard and Jamal on January 20, 2010 in consideration for services provided in 2009. There were no cash bonuses earned during the fiscal years ended December 31, 2011 and 2010, respectively.
(3)	Amounts listed in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 during the applicable fiscal year. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 in Note 11 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”

Messrs. Kammersgard and Jamal received two restricted stock awards in fiscal 2011 covering 175,000 and 112,500 shares, respectively. The first award covered 100,000 and 75,000 shares for Messrs. Kammersgard and Jamal, respectively, and which vested 50% immediately and 50% on May 10, 2012 as long as the respective executive remains employed by the Company. The second award covered 75,000 and 37,500 shares, for Messrs. Kammersgard and Jamal, respectively, and which vests 50% on May 10, 2012 and 50% on May 10, 2013 as long as the respective executive remains employed by the Company.

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2010 covering 75,000 and 58,333 shares, respectively, for which 50% of the performance target benchmarks were considered probable of occurring at the grant date for each of Mr. Kammersgard and Mr. Jamal. Assuming 100% of the performance target benchmarks were achieved, the grant date fair value would have been $126,750 and $98,583 for Mr. Kammersgard and Mr. Jamal, respectively. In March 2011, the Compensation Committee decided that based on the financial results of the Company relative to the previously established goals for fiscal year 2010, 28% of each of Messrs. Kammersgard and Jamal’s 2010 performance-based restricted stock was eligible for vesting. In accordance with the vesting provisions established at the grant date of the 2010 performance-based restricted stock grant, 50% of the stock eligible for vesting vest immediately on March 1, 2011 and the remaining 50% vest on January 20, 2012. Consequently, 10,500 and 8,167 shares of the performance-based restricted stock granted to Messrs. Kammersgard and Jamal, respectively, vested on March 1, 2011 and 10,500 and 8,166 shares will vest on January 20, 2012 as long as the respective executive remains employed by the Company.

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2009 covering 175,000 and 125,000 shares, respectively, for which 50% and 60%, respectively, of the performance target benchmarks were considered probable of occurring at the grant date. Assuming 100% of the performance target benchmarks were achieved, the grant date fair value would have been $80,500 and $57,500 for Mr. Kammersgard and Mr. Jamal, respectively. In March 2010, based on the financial results of the Company relative to the previously established goals, the Compensation Committee approved that 50% of Mr. Kammersgard’s and 60% of Mr. Jamal’s performance-based restricted awards would vest.

(4)	Amounts listed in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 during the applicable fiscal year. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 in Note 11 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.” For financial statement reporting purposes, we recognize only the portion of the above values related to those awards which vested during the period.
(5)	Amounts listed in this column represent perquisites and personal benefits in which the aggregate amount for any given individual exceeded $10,000 for the fiscal year.
(6)	Includes $9,600 for an annual automobile allowance and $2,020 of company-paid life insurance premiums.
(7)	Includes $9,600 for an annual automobile allowance and $1,040 of company-paid life insurance premiums.
(8)	Includes $101,000 paid by the Company to cover costs of relocating from California to Colorado, $8,000 for an annual automobile allowance, and $1,040 of company-paid life insurance premiums.
(9)	Includes $66,757 paid by the Company to cover costs of relocating from California to Colorado, $9,600 for an annual automobile allowance and $1,610 of company-paid life insurance premiums.
(10)	Included $12,958 paid by the Company to cover costs of relocating from California to Colorado, $20,417 of relocation allowance earned in 2010, $9,600 for an annual automobile allowance, and $1,040 of company-paid life insurance premiums.

As a result of Mr. Jamal relocating from California to Colorado, the Company paid for all of his eligible household goods and family moving expenses in accordance with the Company’s relocation policy. In addition, the Company provided Mr. Jamal with a monthly relocation allowance over a 24 month period equal to $150,000 less the amount of costs paid by the Company for Mr. Jamal’s household goods and family moving expenses.

Employment and Change of Control Agreements

In December 2008, we entered into an Amended and Restated Employment Agreement, or the CEO Agreement, with Mr. Kammersgard. The CEO Agreement replaced and superseded the Employment Agreement and Change of Control Agreement we entered into with Mr. Kammersgard on August 2, 1999 and April 6, 2006, respectively, referred to together as the Prior Agreements.

The Prior Agreements were replaced by the CEO Agreement primarily to address changes in the tax laws, including changes governing nonqualified deferred compensation arrangements (such as severance arrangements) under Section 409A of the Code. The CEO Agreement provides that any payments and benefits pursuant to the CEO Agreement, referred to as Severance Benefits, that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect, referred to collectively as Section 409A, shall not commence following termination of employment unless and until Mr. Kammersgard has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)), unless we reasonably determine that such amounts may be paid without causing Mr. Kammersgard to incur the additional 20% tax under Section 409A. However, if we determine that the Severance Benefits constitute “deferred compensation” under Section 409A and Mr. Kammersgard is, upon termination, a “specified employee” of ours (as such term is defined in Section 409A(a)(2)(B)(i) of the Code), then the timing of payment by us of Severance Benefits may be delayed solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A.

Additionally, under the CEO Agreement, Mr. Kammersgard is eligible to receive, subject to approval by our Compensation Committee, an annual discretionary bonus pursuant to our executive compensation plans for each fiscal year. Consistent with his previous severance benefits, if Mr. Kammersgard is terminated without cause or terminates his employment for good reason prior to the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Kammersgard continues his employment through the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change of control, referred to as the CEO Change of Control Bonus. If Mr. Kammersgard is terminated without cause or terminates his employment for good reason following the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CEO Change of Control Bonus paid to Mr. Kammersgard and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change of control by at least 25%. Further, in the event Mr. Kammersgard continues his employment through the effective date of a change of control, all unvested equity awards granted to Mr. Kammersgard will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Kammersgard as a consultant during the 12 months following his termination, referred to as the CEO Consulting Period, for a period of up to 12 days during such CEO Consulting Period. In exchange for his availability during the CEO Consulting Period, Mr. Kammersgard is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In March 2009, we entered into an Amended and Restated Employment Agreement, or the CFO Agreement, with Mr. Jamal. The CFO Agreement replaces and supersedes the Employment Agreement entered into with Mr. Jamal on December 18, 2008.

Under the CFO Agreement, Mr. Jamal is eligible to receive, subject to approval by our Compensation Committee, an annual discretionary bonus pursuant to our executive compensation plans for each fiscal year. If Mr. Jamal is terminated without cause or terminates his employment for good reason prior to the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Jamal continues his employment through the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change of control, referred to as the CFO Change of Control Bonus. If Mr. Jamal is terminated without cause or terminates his employment for good reason following the effective date of a change of control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CFO Change of Control Bonus paid to Mr. Jamal and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change of control by at least 25%. Further, in the event Mr. Jamal continues his employment through the effective date of a change of control, all unvested equity awards granted to Mr. Jamal will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Jamal as a consultant during the 12 months following his termination, referred to as the CFO Consulting Period, for a period of up to 12 days during such CFO Consulting Period. In exchange for his availability during the CFO Consulting Period, Mr. Jamal is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In establishing the triggering events for payment obligations in connection with termination and/or change of control events under our employment and change of control agreements with our Named Executive Officers, the Compensation Committee carefully considered a variety of factors. Payments upon termination by us without cause or by the employee for good reason are provided because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Dot Hill benefits by requiring a general release from terminated employees. In addition, Dot Hill may request non-compete and non-solicitation provisions in connection with individual separation agreements. Payments and option acceleration in connection with a change of control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change of control activity through providing incentives to remain with Dot Hill despite uncertainties while a transaction is under consideration and by encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. Furthermore, these payments assist the Company in attracting and retaining highly valued executives.

Potential Payments Upon Termination or Change Of Control

The following table sets forth potential payments to our Named Executive Officers upon various termination or change of control events assuming such events occurred as of December 31, 2011.

Name	Benefit(1)	Termination Without Cause or Upon Good Reason	Change of Control	Termination Without Cause or Upon Good Reason after Change of Control
Dana W. Kammersgard	lump sum cash	$360,000	$450,000	—	(2)
	option vesting acceleration	—	$—	—
	restricted stock vesting acceleration	—	$180,215	—
Hanif I. Jamal	lump sum cash	$279,000	$348,750	—	(2)
	option vesting acceleration	—	$—	—
	restricted stock vesting acceleration	—	$110,612	—

(1)	Amounts shown for option vesting acceleration represent the value of in-the-money unvested options that would have accelerated if the change of control occurred on December 31, 2011 based on the difference between the market value of our common stock on that date and the exercise price of the respective options.
(2)	Each Named Executive Officer is entitled to a lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any lump sum cash payments previously made to the Named Executive Officer in connection with a change of control. Lump sum payments reflected in this column are contingent upon the Named Executive Officer’s annual base salary at the time of termination exceeding his annual base salary in effect immediately prior to the change of control by at least 25%. If following a change of control, the Named Executive Officer’s termination without cause or resignation for good reason occurred on December 31, 2011, and assuming Messrs. Kammersgard and Jamal’s annual base salaries were $360,000 and $279,000, respectively, as of such date, Messrs. Kammersgard and Jamal would not receive any payments in connection with such termination.

Grants of Plan-Based Awards During Fiscal Year Ended 2011

Historically, we granted stock awards to our executive officers under the 2000 Plan. On June 15, 2009, the stockholders approved the 2009 Plan, which both increased the number of shares available for future awards to both executives and non-executive employees, as well as modified certain terms of future awards.

Subsequent to the 2009 Annual Meeting of Stockholders, we granted stock awards to our executive officers under the 2009 Plan. Our stockholders approved an Amendment to the 2009 Plan at the 2011 Annual Meeting of Stockholders to increase the number of shares of common stock authorized for issuance under the 2009 Plan by 8,000,000 shares. As of February 17, 2012, options to purchase a total of 2,569,822 shares were outstanding, awards other than stock options and stock appreciation rights covering an aggregate of 1,728,720 shares were outstanding and 7,116,430 shares were available for future grant under the 2009 Plan. As of February 17, 2012, options to purchase a total of 4,249,390 shares were outstanding under the 2000 Plan.

All stock options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Code. Generally, 25% of the shares subject to options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.” Commencing with grants in February 2009 and thereafter, 25% of the shares subject to restricted stock awards typically vest on each anniversary from the effective date of grant, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.” Options under the Prior Plans expire 10 years from the date of grant, and options under the 2009 Plan expire seven years from the date of grant. The exercise price per share of each option granted to our Named Executive Officers was equal to the fair market value of our common stock on the date of the grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the last market trading day prior to such date. Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date.

The following table provides information regarding grants of plan-based awards to the Named Executive Officers in the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dana W. Kammersgard	5/10/11	$—	$—	$—	—	—		100,000	—	$—	$284,000
	5/10/11	$—	$—	$—	—	—	—	75,000	—	$—	213,000
	5/10/11	$—	$—	$—	—	—	—		200,000	$2.84	$406,020

Hanif I. Jamal	5/10/11	$—	$—	$—	—	—		75,000	—	$—	$213,000
	5/10/11	$—	$—	$—	—	—	—	37,500	—	$—	$106,500
	5/10/11	$—	$—	$—	—	—	—		80,000	$2.84	$160,768

(1)	Amounts listed in this column represent the aggregate full grant date fair value computed in accordance with ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 in Note 11 to Consolidated Financial Statements under the heading “Stockholders’ Equity, Equity Incentive Plans and Warrants.”

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information regarding all outstanding equity awards held by each of our Named Executive Officers as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dana W. Kammersgard	50,000	—	(1)	—	$3.10	1/1/2013
	50,000	—	(1)	—	$15.15	1/1/2014
	250,000	—	(1)	—	$6.25	11/1/2014
	80,000	—	(1)	—	$6.10	1/31/2015
	150,000	—	(1)	—	$6.87	3/7/2016
	200,000	—	(1)	—	$3.57	2/27/2017
	93,750	6,250	(1)	—	$2.40	3/18/2018
	62,500	2,500	(1)	—	$2.36	8/11/2018
	65,625	84,375	(2)	—	$1.44	3/9/2017
	—	200,000	(2)	—	$2.84	5/10/2018
									162,500	$418,375

Hanif Jamal	225,000	—	(1)	—	$3.03	7/31/2016
	75,000	—	(1)	—	$3.57	2/27/2017
	93,750	6,250	(1)	—	$2.40	3/18/2018
	62,500	12,500	(1)	—	$2.36	8/11/2018
	51,042	65,625	(2)	—	$1.44	3/9/2017
	—	80,000	(2)	—	$2.84	5/10/2018
									104,167	$262,291

(1)	Unvested options granted under the 2000 Plan. 25% of the shares subject to the options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”
(2)	Unvested options granted under the 2009 Plan. 25% of the shares subject to the options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”
(3)	Shares appearing in this column are performance-based restricted stock awards granted in 2010 and restricted stock awards granted 2011. The performance-based restricted stock awards granted in 2010 vested in two equal installments based on the achievement of specified corporate objectives for the fiscal year ending December 31, 2010, as determined by the Board or Compensation Committee, of which the Compensation Committee had the discretion to determine that a portion of the restricted stock grant should vest, notwithstanding the fact that a goal is not met, in extraordinary circumstances. In March 2011, the Compensation Committee decided that based on the financial results of the Company relative to the previously established goals, 28% of each of Messrs. Kammersgard and Jamal’s 2010 performance-based restricted stock shall be eligible for vesting. Please see Compensation Discussion and Analysis in this proxy statement for a detailed description of the vesting provisions applicable to the restricted stock awards granted in 2011.

Option Exercises and Stock Vested During Fiscal Year-End 2011

Dana Kammersgard exercised stock options during 2011. The following table shows, for the fiscal year ended December 31, 2011, certain information regarding stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Dana W. Kammersgard	100,000	$85,762	60,500	$176,125
Hanif Jamal	—	—	45,667	$133,043

Messrs. Kammersgard and Jamal received performance-based restricted stock awards in fiscal 2010 covering 75,000 and 58,333 shares, respectively, for which 10,500 shares granted to Mr. Kammersgard vested in 2011 and 8,167 shares granted to Mr. Jamal vested in 2011. Messrs. Kammersgard and Jamal received restricted stock awards in fiscal 2011 covering 100,000 and 75,000 shares, respectively, for which 50,000 shares granted to Mr. Kammersgard vested in 2011 and 37,500 shares granted to Mr. Jamal vested in 2011.

Pension Benefits at Fiscal Year-End 2011

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans at Fiscal Year-End 2011

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Dot Hill’s preference to avoid related party transactions. Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and NASDAQ listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Dot Hill is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% stockholder of Dot Hill, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2011, we granted options to purchase an aggregate of 40,000 shares of our common stock to four of our non-employee directors, each with an exercise price per share of $2.95. We granted options to purchase 50,000 shares of our common stock to one non-employee director who joined the Board of Directors during the year at an exercise price of $2.60. During the fiscal year ended December 31, 2011, we also granted common stock covering an aggregate of 20,000 shares to four of our non-employee directors. The closing price of our common stock on the date of grant was $2.95 per share. During the fiscal year ended December 31, 2011, we granted options to purchase an aggregate of 280,000 shares of our common stock to our Named Executive Officers, each with an exercise price per share of $2.84. Additionally, during the fiscal year ended December 31, 2011, we granted restricted stock awards to our Named Executive Officers covering an aggregate of 287,500 shares of our common stock. The closing price of our common stock on the date of grant was $2.84 per share.

Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Please see “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dot Hill common stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to Hanif Jamal (Chief Financial Officer), 1351 South Sunset Street, Longmont, CO 80501 or contact Hanif Jamal at (303) 845-3200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ DANA W. KAMMERSGARD
Dana W. Kammersgard
President and Chief Executive Officer

Longmont, Colorado

April 6, 2012

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC is available without charge upon written request to: 1351 South Sunset Street, Longmont, CO 80501, Attn: Secretary.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:

01 Thomas H. Marmen 02 Roderick M. Sherwood, III

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2	RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED					☐	☐	☐

3	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

DOT HILL SYSTEMS CORP. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2012

The undersigned hereby appoints Dana W. Kammersgard and Hanif I. Jamal, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dot Hill Systems Corp. to be held at 1351 S. Sunset Street, Longmont, Colorado, on Monday, May 7, 2012, at 8:30 a.m. (Mountain Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted “For” the nominees listed in Proposal 1 and “For” Proposal 2 and Proposal 3, all as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Continued and to be signed on reverse side

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